Filed Pursuant to Rule 424(b)(3)

Registration No. 333-293194

PROSPECTUS

U.S. GOLD CORP.

2,883,238 Shares

Common Stock

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 2,883,238 shares of our common stock, par value $0.001 per share (“Common Stock”), which are comprised of (i) 1,922,159 shares of Common Stock (the “Shares”) that were issued in a private placement pursuant to securities purchase agreements by and among us and certain investors, dated December 23, 2025 (the “Purchase Agreements”) and (ii) 961,079 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) that were issued by us pursuant to the Purchase Agreements.

The Shares and Warrant Shares were or will be issued to the purchasers in reliance upon exemptions from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) thereunder.

We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

Each selling stockholder named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares of Common Stock registered under this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares, and all selling and other expenses incurred by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock subject to resale hereunder. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 18 of this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market (“NASDAQ”) under the symbol “USAU.” On February 3, 2026, the last reported sale price of our Common Stock as reported on NASDAQ was $17.69 per share. You are urged to obtain current market quotations for our Common Stock.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference into this prospectus as described on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2026

i

ABOUT THIS PROSPECTUS

The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. You should not assume that the information contained in this prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date. In addition, this prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or additional information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus or any document incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of Common Stock are to be made in any jurisdiction in which such offer or sale is not permitted.

Unless the context indicates otherwise, when we refer to “U.S. Gold,” “we,” “our,” “us,” the “Registrant” and the “Company” in this prospectus, we may refer to U.S. Gold Corp. individually, to one or more of its subsidiaries and/or partner companies, or to all such entities as a group, as dictated by context.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

1

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview of the Company

U.S. Gold Corp. is a gold, copper and precious metals development and exploration company pursuing exploration opportunities primarily in Wyoming, Nevada and Idaho. While we are an exploration and development company that owns certain mining leases and other mineral rights comprising the CK Gold Project in Wyoming, the Keystone Project in Nevada and the Challis Gold Project in Idaho, most of our recent activity has focused on moving the CK Gold Project along the development pathway. Our CK Gold Project’s property contains proven and probable mineral reserves and accordingly is classified as a development stage property, as defined in subpart 1300 of Regulation S-K promulgated by the SEC. None of our other properties contain proven and probable mineral reserves and all activities are exploratory in nature. We do not currently have any revenue-producing activities.

Recent Developments

On December 23, 2025, we entered into the Purchase Agreements with certain investors for the sale and issuance in a non-brokered private placement of an aggregate of 1,922,159 shares of our Common Stock, at a purchase price of $16.25 per share. In addition, we agreed to issue to these investors the Warrants, which have an exercise price of $23.00 per share and will expire two years thereafter.

Corporate Information

Our principal executive offices are located at 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801 and our telephone number is (800) 557-4550. Our web site address is www.usgoldcorp.com. Information on our website is not incorporated in this prospectus and is not part of this prospectus, unless otherwise stated.

U.S. Gold Corp., formerly known as Dataram Corporation, was originally incorporated in the State of New Jersey in 1967 and was subsequently re-incorporated under the laws of the State of Nevada on December 30, 2015. Effective June 26, 2017, the Company changed its name to U.S. Gold Corp. from Dataram Corporation.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our most recently filed Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, as amended. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”

2

THE OFFERING

Common Stock offered by the selling stockholders	Up to 2,883,238 shares of Common Stock, which are comprised of (i) 1,922,159 shares of Common Stock and (ii) 961,079 shares of Common Stock issuable upon the exercise of the Warrants.

Selling Stockholders	All of the shares of Common Stock are being offered by the selling stockholders named herein. See “Selling Stockholders” on page 14 of this prospectus for more information on the selling stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 6 of this prospectus for additional information.

Plan of Distribution	The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 18 of this prospectus for additional information.

Nasdaq Capital Market Trading Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “USAU”.

Risk Factors	Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the information beginning on page 4 of this prospectus and set forth under the heading “Risk Factors” and all other information set forth in this prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our Common Stock.

3

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. You should consider carefully the risks and uncertainties under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the SEC on July 29, 2025, as amended on October 10, 2025, and supplemented by our Quarterly Reports on Form 10-Q, which are each incorporated by reference in this prospectus, and other information in our consolidated financial statements, all of which are incorporated by reference into this prospectus, before deciding to invest in our Common Stock. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our Common Stock. Please also read carefully the section below entitled “Forward-Looking Statements.”

4

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains predictive or “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. These statements include, but are not limited to, comments regarding:

●	The timing, process, and outcome of permitting, construction, and development activities at the CK Gold Project;
●	The assumptions and projections contained in our updated CK Gold Project prefeasibility study, including estimated mineral resources and mineral reserves, mine life, projected operating and capital costs, projected production, internal rate of return and Net Present Value calculations, and the possibility of upside potential at the project;
●	The planned extensions of our leases;
●	Our planned expenditures during our fiscal year ending April 30, 2026;
●	Future exploration plans and expectations related to our properties;
●	Our ability to fund our business through April 30, 2026 with our current cash reserves based on our currently planned activities;
●	Our anticipation of future environmental and regulatory impacts; and
●	Our business and operating strategies.

We use the words “anticipate,” “continue,” “likely,” “estimate,” “expect,” “may,” “could,” “will,” “project,” “should,” “believe” and similar expressions (including negative and grammatical variations) to identify forward-looking statements. Statements that contain these words discuss our future expectations and plans, or state other forward-looking information. Although we believe the expectations and assumptions reflected in those forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. Our actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various factors described in this prospectus, including:

●	Unfavorable results from our exploration activities;
●	Decreases in gold, copper or silver prices;
●	Whether we are able to raise the necessary capital required to continue our business on terms acceptable to us or at all, and the likely negative effect of volatility in metals prices or unfavorable exploration results;
●	Whether we will be able to begin to mine and sell minerals successfully or profitably at any of our current properties at current or future metals prices;
●	Potential delays in our exploration activities or other activities to advance properties towards mining resulting from environmental consents or permitting delays or problems, accidents, problems with contractors, disputes under agreements related to exploration properties, unanticipated costs and other unexpected events;
●	Our ability to retain key management and mining personnel necessary to successfully operate and grow our business;
●	Economic and political events affecting the market prices for gold, copper, silver, and other minerals that may be found on our exploration properties;
●	Volatility in the market price of our Common Stock; and
●	The factors set forth under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K/A, filed with the SEC on October 10, 2025.

You should read this prospectus and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

5

USE OF PROCEEDS

All shares of our Common Stock offered by this prospectus are being registered for the accounts of the selling stockholders, and we will not receive any proceeds from the sale of these shares of Common Stock. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of shares of our Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of our Common Stock covered by this prospectus, including all registration and filing fees, and fees and expenses for our counsel and our independent registered public accountants.

6

DETERMINATION OF THE OFFERING PRICE

The offering price of our shares of Common Stock underlying the Warrants is determined by reference to their exercise price of $23.00 per share of Common Stock. We would expect to receive approximately $22,104,771 in gross proceeds assuming the cash exercise of all the Warrants at the applicable exercise price. However, the Warrants may be exercised on a cashless basis under certain circumstances. If all the Warrants are so exercised, we would not receive any gross proceeds from the cashless exercise of the Warrants. Also, we will not receive any of the proceeds from the disposition and/or resale of the shares of any Common Stock by the selling stockholders or their transferees, including the disposition and/or resale of any shares obtained upon exercise of the Warrants.

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the selling stockholders under this prospectus.

7

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “USAU.”

As of January 31, 2026, we had approximately 16,455,121 shares of Common Stock issued and outstanding held of record by approximately 104 holders of record. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of beneficial owners of our Common Stock represented by these record holders.

Dividends

We have never paid cash dividends to the holders of our Common Stock and currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. We do not anticipate paying any cash dividends to the holders of our Common Stock in the foreseeable future. Investors should not purchase our Common Stock with the expectation of receiving cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

8

DESCRIPTION OF SECURITIES BEING REGISTERED

We are registering the offer and resale from time to time by the selling stockholders of 2,883,238 shares of Common Stock, which are comprised of (i) 1,922,159 shares of Common Stock and (ii) 961,079 shares of Common Stock issuable upon the exercise of the Warrants.

Common Stock

Our Articles of Incorporation, as amended, authorize us to issue up to 200,000,000 shares of Common Stock, par value $0.001 per share.

The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

The transfer agent and registrar for our Common Stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 602, New York, New York 10018. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “USAU.”

9

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations of the purchase, ownership, and disposition of our Common Stock. This summary does not describe all of the potential tax considerations that may be relevant in light of a prospective investor’s particular circumstances. For example, it does not address special classes of holders of our Common Stock, such as banks, thrifts, real estate investment trusts, regulated investment companies, passive foreign investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, pension plans, tax-qualified retirement plans, or governmental organizations, foreign entities that are treated as stapled to a domestic entity pursuant to Section 269B of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. expatriates and former citizens or long-term residents of the United States or United States expatriated entities, or Non-U.S. Holders who have elected to mark securities to market or that hold our common stock as part of a “straddle,” “hedge,” or other risk reduction strategy or as part of a “conversion transaction,” or other integrated investment. This summary is limited to investors that acquire (i) Shares from the investors to whom they were issued pursuant to the Purchase Agreements and (ii) Warrant Shares from the investors to whom they were issued upon exercise of the Warrants, and hold such Shares and Warrant Shares as a capital asset within the meaning of the Code Section 1221 (generally, property held for investment purposes). Further, it does not include any description of any alternative minimum tax consequences, estate, gift, or generation-skipping tax consequences, or consequences under the tax laws of any state or local jurisdiction or of any foreign jurisdiction that may be applicable to holders of shares of our Common Stock. This summary is based on the Code, the U.S. Treasury regulations promulgated thereunder, and administrative and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the descriptions of the tax consequences described herein, and we have not sought, nor will we seek, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our Common Stock.

As used in this prospectus, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is not for U.S. federal income tax purposes:

●	an individual who is a citizen or resident (as determined under the Code) of the United States for U.S. federal income tax purposes;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds our Common Stock, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the purchase, ownership, and disposition of our Common Stock.

WE URGE ALL PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK.

10

Taxation of Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders of the ownership and disposition of the shares of Common Stock.

Distributions

Distributions on shares of our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in such shares of our Common Stock, and any remaining excess will be treated as gain realized from the sale or exchange of the shares of our Common Stock, the treatment of which is described below under the section entitled “—Sale, Exchange or Other Disposition of Shares of Common Stock.”

Subject to the discussion below under “—Foreign Account Tax Compliance Act (“FATCA”),” dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at the rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. If a dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an applicable tax treaty requires, is also attributable to a U.S. “permanent establishment” maintained by such Non-U.S. Holder), the dividend will not be subject to any withholding tax, provided certain certification requirements are satisfied (as described below), and subject to the discussion below under “—Foreign Account Tax Compliance Act (“FATCA”).” Instead, such dividends will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate Non-U.S. Holder under certain circumstances also may be subject to an additional branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, on a portion of its effectively connected earnings and profits for the taxable year.

To claim the benefit of a tax treaty or to claim exemption from withholding on the grounds that income is effectively connected with the conduct of a trade or business in the United States, a Non-U.S. Holder must provide a properly executed form, generally on IRS Form W-8BEN or IRS Form W-8BEN-E (or any appropriate successor or replacement forms), as applicable, certifying that it is not a U.S. person as defined under the Code and that it is entitled to benefits under the treaty or, if such Non-U.S. Holder’s common stock is held through certain foreign intermediaries or foreign partnerships, by satisfying the applicable certification and documentation requirements or Form W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of dividends.

These forms must be periodically updated. Non-U.S. Holders generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

A Non-U.S. Holder eligible for a reduced rate of or exemption from U.S. federal withholding tax may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of the treaty.

Sale, Exchange or Other Disposition of Shares of Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding Tax” and “—Foreign Account Tax Compliance Act (“FATCA”),” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on the sale, exchange or other disposition of shares of our Common Stock purchased in this offering unless:

●	the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if an applicable tax treaty requires, is also attributable to a U.S. “permanent establishment” maintained by such Non-U.S. Holder),

●	in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 or more days (as calculated for U.S. federal income tax purposes) during the taxable year of the disposition, and certain other conditions are satisfied, or

●	we are or have been a “United States real property holding corporation,” or “USRPHC,” as defined for U.S. federal income tax purposes, at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the Non-U.S. Holder’s holding period for its shares of our Common Stock.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates in the same manner as gain is taxable to U.S. Holders, unless an applicable income tax treaty provides otherwise. If such Non-U.S. Holder is a foreign corporation, such gain may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

11

An individual Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a flat rate of 30% (or at a reduced rate under an applicable income tax treaty) on any gain recognized on the sale, exchange or other disposition of our Common Stock, which may be offset by certain U.S.-source capital losses (even though such individual is not considered a resident of the United States).

With respect to the third bullet point above, a U.S. corporation is generally a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the fair market value of its real property and trade or business assets. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC. However, so long as our Common Stock is regularly traded on an established securities market, under applicable U.S. Treasury regulations, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of shares of our Common Stock, unless the Non-U.S. Holder has owned, directly or by attribution, more than 5% of our Common Stock during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for the shares of our Common Stock (a “greater than 5% stockholder”). If our Common Stock ceases to be regularly traded on an established securities market, all Non-U.S. Holders would be subject to U.S. federal income tax on a sale or other taxable disposition of our Common Stock, and a purchaser may be required to withhold and remit to the IRS 15% of the purchase price, unless an exception applies.

Information Reporting and Backup Withholding Tax

Payments of dividends on our common stock and the payment of the proceeds from the sale of our Common Stock effected at a U.S. office of a broker will generally not be subject to information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations or otherwise establishes an exemption.

However, we are required to file information returns with the IRS in connection with any distribution on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Payment of the proceeds from the sale of our Common Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a Non-U.S. Holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if (i) the proceeds are transferred to an account maintained by the Non-U.S. Holder in the United States, (ii) the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a U.S. address, or (iii) the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless, in each case, the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.

In addition, a sale of our Common Stock will be subject to information reporting if it is effected at a foreign office of a broker that is (i) a United States person, (ii) a “controlled foreign corporation” for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period or (iv) a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, in each case unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

12

Foreign Account Tax Compliance Act (“FATCA”)

Certain rules may require withholding at a rate of 30% on dividends in respect of our Common Stock (but not on payments of gross proceeds from the sale, exchange, or other disposition of our common stock) held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) complies with an intergovernmental agreement between the United States and an applicable foreign country to report such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Treasury Department.

Withholding under FATCA generally applies to payments of dividends on our shares and to payments of gross proceeds from a sale or other disposition of our shares. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker will determine whether or not to implement gross proceeds FATCA withholding.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above in the section entitled “Distributions”, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. Holders of shares should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.

Under certain circumstances, a Non-U.S. Holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our shares.

Prospective investors should consult their tax advisors regarding the possible implications of FATCA tax on an investment in our Common Stock.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR’S PARTICULAR SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, THE APPLICATION OF ANY INCOME TAX TREATIES TO ITS PARTICULAR CIRCUMSTANCES AND THE POSSIBLE EFFECTS OF ANY CHANGES THEREIN.

13

SELLING STOCKHOLDERS

Up to 2,883,238 shares of Common Stock are currently being offered by the selling stockholders.

December 2025 Offering

On December 23, 2025, we entered into the Purchase Agreements with certain investors for the sale and issuance in a non-brokered private placement of an aggregate of 1,922,159 shares of Common Stock, at a purchase price of $16.25 per share. In addition, the Company agreed to issue to these investors, the Warrants to purchase up to an aggregate of 961,079 shares of Common Stock. The Warrants have an exercise price of $23.00 per share and will expire two years thereafter. The terms of such Warrants preclude a holder thereof from exercising such holder’s Warrants, and the Company from giving effect to such exercise, if after giving effect to the issuance of Common Stock upon such exercise, the holder (together with the holder’s affiliates) would beneficially own in excess of 4.99% (or at the election of the applicable investors, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock upon such exercise.

The Common Stock and Warrants were offered in a private placement under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Relationship with the Selling Stockholders

None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Information About Selling Stockholders Offering

The shares of Common Stock being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable to the selling stockholders upon exercise of the Warrants. For additional information regarding the issuance of the Common Stock and Warrants, see “—December 2025 Offering” above. We are registering the Common Stock and the Warrant Shares in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock owned by each selling stockholder, based on its ownership of the shares of Common Stock and securities convertible into shares of Common Stock, as of January 31, 2026, assuming exercise of the securities convertible into shares of Common Stock held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

This prospectus generally covers the resale of the sum of (i) the maximum number of shares of Common Stock issued on December 23, 2025 and (ii) the maximum number of Warrant Shares. The table below assumes the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Purchase Agreements, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The fifth column lists the percentages of shares of Common Stock owned by the selling stockholders after this offering, taking account of any limitations on exercise set forth in the applicable convertible securities.

14

Under the terms of the Warrants, a selling stockholder may not exercise the Warrants if, after giving effect to the issuance of Common Stock upon such exercise, the selling stockholder (together with the selling stockholder’s affiliates) would beneficially own in excess of 4.99% (or at the election of the applicable selling stockholder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock upon such exercise. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution” for further information regarding the selling stockholders’ method of distributing these shares.

Name of Selling Stockholder	Number of shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Owned After Offering
AWEA Goldminers Fund (1)	92,307	92,307 (2)	0	0%
Boathouse Row I LP (3)	535,637	46,985 (4)	488,652	2.97%
Boathouse Row II LP (5)	346,195	29,077 (6)	317,118	1.93%
Boathouse Row Offshore Minyan LTD (7)	184,423	16,246 (8)	173,177	1.05%
GUNDYCO (9)	135,000	135,000 (10)	0	0%
Franklin Gold and Precious Metals Fund (11)	540,000	540,000 (12)	0	0%
FTIF Franklin Gold and Precious Metals Fund (13)	300,000	300,000 (14)	0	0%
Higley Holding AS (15)	4,500	4,500 (16)	0	0%
Jayvee & Co. (17)	415,386	415,386 (18)	0	0%
Jon D Gruber TTEE Jon D and Linda W Gruber Trust UA DTD 07/04/2004 (19)	184,620	184,620 (20)	0	0%
Kings Road Capital Global Macro Fund LTD (21)	112,215	52,500 (22)	59,715	*
Libra Fund LP (23)	450,000	450,000 (24)	0	0%
NBIMC Quantitative Strategies (2017) Fund (25)	131,561	131,561 (26)	0	0%
NBIMC Quantitative Strategies Fund Class N (27)	6,901	6,901 (28)	0	0%
Orca Capital AG (29)	46,155	46,155 (30)	0	0%
Pala Investments Limited (31)	9,000	9,000 (32)	0	0%
Porter Partners LP (33)	303,916	93,000 (34)	210,916	1.28%
NewGen Equity Long/Short Fund (35)	191,135	120,000 (36)	71,135	*
UMBTRU & Co. (37)	195,000	195,000 (38)	0	0%
Boris Shrayer TTEE 2011 Trust FBO Boris Shrayer Descendants and Family UA DTD 11/16/2011 (39)	15,000	15,000 (40)	0	0%

* Represents less than 1%.

† Beneficial ownership includes Common Stock as to which a person or group has sole or shared voting power or dispositive power. Common Stock registered hereunder, as well as Common Stock subject to options, warrants or other convertible securities that are exercisable or convertible currently or within 60 days of January 31, 2026, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such shares of Common Stock, options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.

(1)	Bernhard Graf has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Grabenstrasse 27, 6340 Baar, Switzerland.

15

(2)	Represents 61,538 Shares and 30,769 Warrant Shares.
(3)	Jordan Hymowitz, Gabe Holmes, Anthony DiNovo and Jeff Bowers have shared voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Philadelphia Financial Management of San Francisco, LLC, 450 Sansome St., Suite 1500, San Francisco, CA 94111.
(4)	Represents 31,323 Shares and 15,662 Warrant Shares.
(5)	Jordan Hymowitz, Gabe Holmes, Anthony DiNovo and Jeff Bowers have shared voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Philadelphia Financial Management of San Francisco, LLC, 450 Sansome St., Suite 1500, San Francisco, CA 94111.
(6)	Represents 19,385 Shares and 9,692 Warrant Shares.
(7)	Jordan Hymowitz, Gabe Holmes, Anthony DiNovo and Jeff Bowers have shared voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Philadelphia Financial Management of San Francisco, LLC, 450 Sansome St., Suite 1500, San Francisco, CA 94111.
(8)	Represents 10,831 Shares and 5,415 Warrant Shares.
(9)	Matthew Zabloski has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 1199 W. Hastings St., Suite 1500, Vancouver, BC V6E 3T2.
(10)	Represents 15,000 Shares and 7,500 Warrant Shares held on behalf of Delbrook Resource Opportunities Fund and 75,000 Shares and 37,500 Warrant Shares held on behalf of Delbrook Resource Opportunities Master Fund LP.
(11)	Franklin Advisers, Inc., an SEC registered broker-dealer, is the investment adviser to Franklin Gold and Precious Metals Fund. Stephen Land is the portfolio manager for Franklin Gold and Precious Metals Fund. Mr. Land may be deemed to have voting and investment power over the common stock held by Franklin Gold and Precious Metals Fund. Mr. Land disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The selling stockholder’s address is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403.
(12)	Represents 360,000 Shares and 180,000 Warrant Shares.
(13)	Franklin Advisers Inc., an SEC registered broker-dealer, is the investment adviser to FTIF Franklin Gold and Precious Metals Fund (“Franklin Gold and Precious Metals Fund”). Stephen Land is the portfolio manager for Franklin Gold and Precious Metals Fund. Mr. Land may be deemed to have voting and investment power over the common stock held by Franklin Gold and Precious Metals Fund. Mr. Land disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The selling stockholder’s address is c/o Franklin Advisers, Inc., 8A Rue Albert Borschette, L-1246 Luxembourg.
(14)	Represents 200,000 Shares and 100,000 Warrant Shares.
(15)	Philip Higley and Beate Christin Higley Storrusten have shared voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Kniveveien 72, 3036, Drammen, Viken, Norway.
(16)	Represents 3,000 Shares and 1,500 Warrant Shares.

16

(17)	Benoit Gervais, as Portfolio Manager, has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 180 Queen St. West, Toronto, M5V 3K1, ON, CA.
(18)	Represents 27,000 Shares and 13,500 Warrant Shares held on behalf of Jayvee & Co. ITF – Canada Life Global Resource Fund; 55,000 Shares and 27,500 Warrant Shares held on behalf of Jayvee & Co. ITF – Canada Life Precious Metals Fund; 2,000 Shares and 1,000 Warrant Shares held on behalf of Jayvee & Co. ITF – Great West Life Canadian Resources Fund 6.07A; 25,000 Shares and 12,500 Warrant Shares held on behalf of Jayvee & Co. ITF – IG Mackenzie Global Resources Fund (formerly known as Jayvee & Co. ITF – IG Mackenzie Global Natural Resources Fund); 7,000 Shares and 3,500 Warrant Shares held on behalf of Jayvee & Co. ITF – IG Mackenzie Global Resources Fund II (formerly known as Jayvee & Co. – IG Mackenzie Global Natural Resources Fund II); 55,000 Shares and 27,500 Warrant Shares held on behalf of Jayvee & Co. ITF – IG Mackenzie Global Precious Metals Fund; 4,000 Shares and 2,000 Warrant Shares held on behalf of Jayvee & Co. ITF – London Life Canadian Resources Fund 2.37A; 25,000 Shares and 12,500 Warrant Shares held on behalf of Jayvee & Co. ITF – Mackenzie Global Resource Fund; 4,000 Shares and 2,000 Warrant Shares held on behalf of Jayvee & Co. ITF – Mackenzie Global Resource Fund II; and 72,924 Shares and 36,462 Warrant Shares held on behalf of Jayvee & Co. ITF – Mackenzie Precious Metals Fund.
(19)	Jon D. Gruber has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 300 Tamal Plaza, Ste. 215, Corte Madera, CA 94925.
(20)	Represents 123,080 Shares and 61,540 Warrant Shares.
(21)	Loni Aslan Saul has sole voting and dispositive power over the securities held for the account of the selling stockholder. The selling stockholder’s address is DT1 Ellington Building, Unit 603, Downtown, Dubai, United Arab Emirates.
(22)	Represents 35,000 Shares and 17,500 Warrant Shares.
(23)	Ranjan Tandon has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 150 East 52nd Street, 23rd Floor, New York, NY 10022.
(24)	Represents 300,000 Shares and 150,000 Warrant Shares.
(25)	Mark Holleran, VP – Equity, has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 140 Carleton St., Suite 400, Fredericton, NB E3B 3T4.
(26)	Represents 87,707 Shares and 43,854 Warrant Shares.
(27)	Mark Holleran, VP – Equity, has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 140 Carleton St., Suite 400, Fredericton, NB, E3B 3T4.
(28)	Represents 4,601 Shares and 2,300 Warrant Shares.
(29)	Thomas Koenig, Executive Board Member, has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Sperlring 2, 85276 Pfaffenhofen, Germany.
(30)	Represents 30,770 Shares and 15,385 Warrant Shares.
(31)	Vladimir Iorich and Tom Solomon have shared voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Gotthardstrasse 26, 6300 Zug, Switzerland.
(32)	Represents 6,000 Shares and 3,000 Warrant Shares.
(33)	Jeffrey H. Porter, General Partner, has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 5686 Hall Rd., Santa Rosa, CA 95401.
(34)	Represents 62,000 Shares and 31,000 Warrant Shares.
(35)	David Dattels, Chris Rowan and Norm Chang, as Portfolio Managers of NewGen Equity Long/Short Fund have shared voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Regatta Office Park, Windward Three 4th Floor, West Bay Road, Grant Cayman, Cayman Islands KY 10003.
(36)	Represents 80,000 Shares and 40,000 Warrant Shares.
(37)	Gregory M. Orrell, President of Orrel Capital Management/OCM Gold Fund, has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 2600 Kitty Hawk Road, Suite 119, Livermore, CA 94551.
(38)	Represents 130,000 Shares and 65,000 Warrant Shares.
(39)	Boris Shrayer has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 80 Bryam Ridge Rd., Armonk, NY 10504.
(40)	Represents 10,000 Shares and 5,000 Warrant Shares.

17

PLAN OF DISTRIBUTION

We are registering 2,883,238 shares of Common Stock, which are comprised of (i) 1,922,159 shares of Common Stock issued to the selling stockholders in connection with a private placement and (ii) 961,079 shares of Common Stock issuable upon the exercise of the Warrants to permit the resale of these shares by the holders of such shares from time to time after the date of this prospectus. We are registering them pursuant to contractual provisions entered into in connection with the private placement. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the Common Stock.

Each selling stockholder of the shares of Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock covered hereby on NASDAQ or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares of Common Stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

18

The selling stockholders may pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Under the securities laws of some states, the Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Common Stock registered pursuant to the Registration Statement of which this prospectus forms a part.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of Common Stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

19

LEGAL MATTERS

Certain legal matters will be passed upon for us by Troutman Pepper Locke LLP, Boston, Massachusetts. Certain legal matters in connection with this offering related to Nevada law will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

20

EXPERTS

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the years ended April 30, 2025 and 2024, incorporated herein by reference (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The estimates of our mineral reserves and mineral resources as of January 6, 2025, with respect to the CK Gold Project incorporated by reference in this prospectus have been included in reliance upon a technical report summary prepared by AKF Mining Services Inc., Drift Geo LLC, John Wells, Samuel Engineering, Inc., Tierra Group International, Ltd., and the Company.

21

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. These filings include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, which are available free of charge through our website as soon as reasonably practicable after we file them with, or otherwise furnish them to, the SEC. Our Internet website address is www.usgoldcorp.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

22

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and all future filings made by us (including filings made by us after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended April 30, 2025, filed with the SEC on July 29, 2025, as amended by our Annual Report on Form 10-K/A, filed with the SEC on October 10, 2025;

●	our Quarterly Report on Form 10-Q for the quarters ended (i) July 31, 2025, filed with the SEC on September 15, 2025, as amended by our Quarterly Report on Form 10-Q/A, filed with the SEC on October 10, 2025, and (ii) October 31, 2025, filed with the SEC on December 10, 2025;

●	our Current Reports on Form 8-K filed with the SEC on May 9, 2025; June 9, 2025; August 11, 2025; September 16, 2025; October 10, 2025; and December 23, 2025; and

●	the description of our Common Stock included in our registration statements on Form 8-A12G filed with the SEC on January 27, 2000, and any amendment or report filed for the purpose of further updating such descriptions.

Any statement contained in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents in writing to: U.S. Gold Corp., 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801, Attention: Corporate Secretary, tel: (800) 557-4550. These documents are also available on the Investors section of our website, which is located at www.usgoldcorp.com, or as described under “Where You Can Find More Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website into this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

23

U.S. GOLD CORP.

2,883,238 Shares

Common Stock

PROSPECTUS

March 6, 2026